Exhibit 10.17

SN-<Number>
CICERO, INC.
SECURED PROMISSORY NOTE

Cary, North Carolina
March 31, 2009

<$Amount>

Cicero, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to <Payee>, or order, the principal sum of <$Amount> on January 31, 2012 and to pay interest (computed on the basis of a 360-day year of 30-day months) on the unpaid balance of such principal amount from the date hereof until paid at the rate of fifteen percent (15%) per annum.  Such interest shall be payable each March 31, June 30, September 30 and December 31, commencing June 30, 2009.

This Note is one of a series of Secured Promissory Notes of the Company (collectively, the “Notes”), all of which are secured by a certain account payable to the Company in February 2010 (the “Collateral”) pursuant to that certain contract between Merrill Lynch, Pierce Fenner and Smith and the Company dated December 21, 2007 (the “Merrill Lynch Contract”).  These Notes are issued in the aggregate principal amount of $________ on or about March 31, 2009, all of which are identical in all respects except for the principal amount, payee and the date of issue thereof, and all of which are also secured by the Collateral.  In connection with the issuance of the Notes, the holder of each Note shall also be issued a Warrant to purchase shares of Common Stock of the Company at the rate of one share per $1.00 of principal amount thereof at the purchase price of $0.20 per share. The Notes shall rank pari passu with each other in all respects and shall be considered a single series for all purposes, including, but not limited to, making a demand for payment, electing to accelerate payment, amending the Notes, and foreclosing or otherwise pursuing remedies against Collateral securing the Notes, except that each Note shall be considered separate with respect to the date from which interest shall accrue.

The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, to which the holder hereof, by the acceptance of this Note, agrees:

1.             Prepayment.  The Company may prepay this Note in whole or in part at any time or from time to time without premium or penalty; provided that all Notes shall then be prepaid pro rata among all the outstanding Notes on the basis of the then outstanding principal.  Each prepayment shall be accompanied by accrued interest on the amount to be prepaid.

*[The Company shall, the extent it earns and is paid the February 2010 installment of $1,250,000 under the Merrill Lynch Contract, utilize those proceeds to discharge first any interest due and owing on the Notes through the date of payment and second a portion of the principal amount of the Notes, pro rata among all the outstanding Notes on the basis of the then outstanding principal.]*

Exhibit 10.17

2.             Use of Proceeds.  The proceeds of the Notes will be used by the Company for working capital purposes.

3.             Security Interest.

3.1           Grant of Security Interest

.  The Company hereby unconditionally grants to the holders of the Notes a continuing security interest (hereinafter the “Security Interest”) in and to the Collateral.  This Note and the Security Interest created hereby secure the payment and performance of all the Notes pari passu.

3.2           Holders’ Duties.  The powers conferred on holders of the Notes hereunder are solely to protect their interest in the Collateral, and shall not impose any duty upon them to exercise any such powers.  Except for the accounting for moneys actually received by it hereunder, the holder of this Note shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.  The holder of this Note shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

4.             Events of Default.  If any of the following events (“Events of Default”) shall occur:

4.1           if the Company shall default in the payment of any part of the principal of or interest on any Note for more than 10 days after the same shall have become due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

4.2           if the Company shall default in the performance of or compliance with any term contained herein or in any agreement or instrument securing this Note and such default shall not have been remedied within 20 days after written notice thereof shall have been given to the Company by the holders, in the aggregate, of a majority of the outstanding principal amount of the Notes; or

4.3           if the Company shall default (as principal or guarantor or other surety) in the payment of any principal of or premium, if any, or interest on any indebtedness for borrowed money (other than the Notes) or with respect to any of the terms of any evidence of such indebtedness or of any mortgage, indenture or other agreement relating thereto which default accelerates the maturity of such indebtedness, and such default shall continue for more than the period of grace, if any, provided therein without being consented to or waived by such lender; or

4.4           if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company shall take any corporate action looking to the dissolution or liquidation of the Company; or

Exhibit 10.17

4.5           if, within 30 days after the commencement of an action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 30 days after the appointment without the consent or acquiescence of the Company or any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

4.6           if any material portion of the Company’s or any subsidiary of the Company’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third person;

4.7           if the Company or any subsidiary is enjoined, restrained, or in any way prevented by court or regulatory agency order from continuing to conduct all or any material part of its business affairs;

4.8           if one or more final judgments in excess of the amount covered by insurance, becomes a lien or encumbrance upon any of the Company’s or any subsidiary’s assets;

4.9           if any document or instrument that purports to create a lien on or with respect to the Collateral shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on and security interest in the Collateral covered thereby; or

4.10         any provision of a Note or any document or instrument securing a Note shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any subsidiary of the Company, or a proceeding shall be commenced by the Company or any subsidiary of the Company, or by any governmental authority having jurisdiction over the Company or any subsidiary, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary of the Company shall deny that it has nay liability or obligation purported to be created thereunder;

then and in any such event any holder or holders of a majority in principal amount of the Notes at any time outstanding, voting or consenting together as a single series for purposes of such determination, may at any time (unless all defaults shall have theretofore been remedied) at its or their option, (i) by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, or otherwise available to it or them, all the rights and remedies of a secured party on default under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Company expressly agrees that, in any such event, the holders of the Notes may notify Merrill Lynch, Pierce Fenner and Smith that the Collateral has been assigned to the holders of the Notes and that they have a security interest therein.

Exhibit 10.17

In case any one or more Events of Default shall occur and be continuing, the holders of the Notes may proceed to protect and enforce the rights of such holders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law.  In case of a default in the payment of any principal of or interest on any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expenses of collection, including (without limitation) reasonable attorneys' fees, expenses and disbursements.  No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies.  No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

5.             Representations of the Holder.

5.1           Access

.  The holder of this Note has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Company and its subsidiaries, and acknowledges that the Company has provided the holder of this Note access to the personnel, properties, premises and books and records of the Company and its subsidiaries for this purpose, and the holder of this Note has had an opportunity to ask questions of and receive responses from management of the Company.

5.2           Investment Intent.  The holder of this Note is making the loan evidenced by this Note and acquiring the Warrant solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.

5.3           Accredited Investor.  The holder of this Note has the financial ability to bear the economic risk of such holder’s investment, has adequate means for providing for such holder’s current needs and personal contingencies and has no need for liquidity with respect to such holder’s investment in the Company.  The holder of this Note has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.  If other than an individual, the holder of this Note also represents (A) it has not been organized for the purpose of acquiring the Note or (B) it is an entity in which each of the equity owners is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.  If the holder of this Note is an individual, such holder represents he or she is an accredited investor as defined in such Rule 501(a).

Exhibit 10.17

6.             Covenants.

6.1           Reports.  (a)  So long as this Note remains outstanding, the Company shall have its annual consolidated financial statements audited by a nationally recognized firm of independent registered accountants and its interim consolidated financial statements reviewed by a nationally recognized firm of independent registered accountants in accordance with Statement on Auditing Standards 101 issued by the American Institute of Certified Public Accountants (or any similar replacement standard).  In addition, so long as this Note is outstanding, the Company shall furnish to the holder of this Note all annual and quarterly reports on Forms 10-K and 10-Q, respectively, and all current reports on Form 8-K, in each case filed by it with the Securities and Exchange Commission (“SEC”).  If the Company shall not be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it shall nevertheless furnish the holder of this Note with (a) the financial information that would be required to be contained in a filing on such annual or quarterly report, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) all information that would be required to be contained in filings with the SEC on Form 8-K.  All such annual reports shall be furnished within 120 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate.  All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

(b)    At the Company’s option, the Company shall either (i) distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the holder of this Note, and/or (ii) make available such information to such holder by posting such information on the Internet (which may be its own site, IntraLinks or any comparable password protected online data system which will require a confidentiality acknowledgement or otherwise, and the Company shall provide such password thereto to the holder of this Note and make such information readily available to such holder, who agrees to treat such information as confidential).

6.2           Taxes.  The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

6.3           Limitations on Liens.  The Company shall not create, incur, assume or permit or suffer to exist any lien, claim or encumbrance of any nature whatsoever against any of the Collateral, unless contemporaneously therewith, such lien is subordinated in right of payment to the Notes to the extent reasonably acceptable to holders of a majority in principal amount of the Notes.

6.4           Conduct of Business.  The Company shall not, and shall not permit any subsidiary to, engage in any business other than the business of providing business integration software and related services.  The Company will not change its name, FEIN, state of organization or organizational identity; provided that the Company may change its name upon at least thirty (30) days prior written notice to the holder of this Note and so long as, at the time of such written notification, the Company provides any financing statements necessary to perfect and continue perfected the Security Interest in the Collateral.

Exhibit 10.17

6.5           Maintenance of Properties; Insurance; Compliance with Law.

(a)           The Company shall, and shall cause each of its subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto.

(b)           The Company shall maintain, and shall cause to be maintained for each of its subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where the Company and its subsidiaries conduct homebuilding operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

(c)           The Company shall, and shall cause each of its subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company and its subsidiaries taken as a whole.

6.6           Legal Existence.  Subject to Section 6.7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, in accordance with its organizational documents (as the same may be amended from time to time).  The Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Notes.

6.7           Limitations on Mergers, Consolidations, etc.  (a) The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into another person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and its subsidiaries (taken as a whole) or (ii) adopt a plan of liquidation unless, in either case:

(A)           the Company will be the surviving or continuing person; or

(B)           the person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of liquidation, any person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the holders of a majority in principal amount of the Notes, all of the obligations of the Company under this Note and the other Notes.

Exhibit 10.17

(b)           Upon any consolidation, combination or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Company is merged or the person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, with the same effect as if such surviving entity had been named therein as the Company and, except in the case of a lease, the Company will be released from the obligation to pay the principal of and interest on the Notes and all of the Company’s other obligations and covenants under the Notes.

(c)           Notwithstanding the foregoing, any subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another subsidiary.

7.           Miscellaneous.

7.1           Savings Clause.  In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  The Company, in executing and delivering this Note, and the holder of this Note in accepting it, intend legally to agree upon the rate or rates of interest and manner of payment stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

7.2           Governing Law; Venue.  This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN WAKE COUNTY, STATE OF NORTH CAROLINA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE HOLDER OF THIS NOTE’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  THE COMPANY AND HOLDERS OF THIS NOTE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.2.

7.3           Financing Statements. The Company authorizes the filing by the holders of the Notes of financing or continuation statements. or amendments thereto, and the Company will execute and deliver to holders of the Notes such other instruments or notices, as may be necessary or as the holders of the Notes may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.  The Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Note without the prior written consent of holders of the Notes, subject to the Company’s rights under Section 9-509(d)(2) of the Uniform Commercial Code.

Exhibit 10.17

7.4           Attorney-in-Fact.  The Company hereby irrevocably appoints the holders of the Notes its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, at such time as an Event of Default has occurred and is continuing under this Note to take any action and to execute any instrument which the holders of the Notes may reasonably deem necessary or advisable to accomplish the purposes of this Note and the other Notes including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(b)           to file any claims or take any action or institute any proceedings which the holders of the Notes may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of holders of the Notes with respect to any of the Collateral; and

(c)           to bring suit in its own name to enforce the Collateral and, if the holders of the Notes shall commence any such suit, the Company shall, at the request of the holders of the Notes, do any and all lawful acts and execute any and all proper documents reasonably required by the holders of the Notes in aid of such enforcement.

To the extent permitted by law, the Company hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Note paid in full.

7.5           Remedies Cumulative.  The rights and remedies of holders of the Notes under the Notes, shall be cumulative.  The holders of the Notes shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law, or in equity.  No exercise by the holders of the Notes of one right or remedy shall be deemed an election, and no waiver by the holders of the Notes of any Event of Default shall be deemed a continuing waiver.  No delay by the holders of the Notes shall constitute a waiver, election, or acquiescence by it.

7.6           Amendment.  This Note and its terms may be changed, waived or amended only by the written consent of the Company and the holders of a majority in principal amount of the Notes outstanding, voting or consenting together for purposes of such determination.

7.7           Severability.   In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

Exhibit 10.17

7.8           Assignment.  This Note and Warrant will be made and issued as a unit, and neither may be detached or ownership separated from the other, except to the extent this Note shall be in excess of $_________.  The holders of the this Note may assign to one or more assignees (each an “Assignee”) all, or any ratable part of all, of this Note and the other rights and obligations of such holder hereunder; provided, however, that simultaneously with and as part of any such assignment it assigns a pro rata amount of the Warrant based on the aggregate number of shares issuable upon the exercise thereof; except that the holder of a Note may assign the Note and Warrant separately to the extent that the principal amount of the Note exceeds $_______and, provided, further, that the Company may continue to deal solely and directly with the holder of this Note in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to the Company by the holders and the Assignee, and (ii) the holder and its Assignee have delivered to the Company a document reflecting such assignment and acceptance reasonably acceptable to the Company.

7.9           Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Note.

[signature on next page]

9

Exhibit 10.17

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date above written.

CICERO, I NC.

By:
Name: John Broderick
Title: Chief Executive Officer